                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. )

Filed by Registrant [   ]
Filed by Party other than the Registrant [ X ]

Check the appropriate box:
[   ]  Preliminary Proxy Statement      [   ]  Confidential, for Use of the
                                               Commission Only (as permitted
                                               By Rule 14a-6(e)(2))
[ X ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                 Uni-Marts, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[ X ] No fee required
[   ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1) Title of each class of securities pursuant to which transaction applies:

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      2) Aggregate number of securities to which transaction applies:

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      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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      4) Proposed maximum aggregate value of transaction:

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      5) Total fee paid:

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[ ]   Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1) Amount Previously Paid:

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      4) Date Filed:

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

                                 Uni-Mart Logo

                             477 East Beaver Avenue
                     State College, Pennsylvania 16801-5690

                                          January 28, 2003

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Uni-Marts, Inc. The meeting will be held at the Comfort Suites, 132 Village Drive, State College, Pennsylvania on Thursday, February 27, 2003, commencing at 10:00 A.M.

     At the meeting, you will be asked to vote on the election of three directors who will serve until the Annual Meeting of Stockholders in 2006 and the ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending September 30, 2003.

     In order to facilitate check-in, we will require admission tickets for stockholders who wish to attend the meeting in person. The admission ticket is attached to the enclosed proxy card. If you are a stockholder whose shares are not registered in your own name and you plan to attend the meeting, please bring a copy of the voting form sent to you by your broker or other evidence of stock ownership.

     Your vote is important. Whether or not you plan to attend the meeting, please sign, date and mail your proxy in the enclosed postpaid envelope promptly.

                                          Sincerely,

                                          /s/ Henry D. Sahakian

                                          Henry D. Sahakian
                                          Chairman of the Board
                                             and Chief Executive Officer

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             ---------------------

                                UNI-MARTS, INC.
                             477 EAST BEAVER AVENUE
                     STATE COLLEGE, PENNSYLVANIA 16801-5690

                                ---------------

To The Stockholders:

     You are hereby notified that the Annual Meeting of Stockholders of Uni-Marts, Inc., a Delaware corporation, will be held at the Comfort Suites, 132 Village Drive, State College, Pennsylvania at 10:00 A.M. on Thursday, February 27, 2003, for the following purposes:

     1. To elect three Class I Directors who will serve until the Annual Meeting of Stockholders in 2006;

     2. To ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending September 30, 2003; and

     3. To transact such other business as may properly come before the meeting. The Board of Directors is not aware of any other business to be presented to a vote of the stockholders at the Annual Meeting.

     Information relating to the above matters is set forth in the attached Proxy Statement. Only stockholders of record at the close of business on January 2, 2003 are entitled to receive notice of and to vote at the Annual Meeting and any adjournment thereof.

                                          /s/ Mary Ann Miller
                                          Mary Ann Miller
                                          Secretary

State College, Pennsylvania
January 28, 2003

PLEASE READ THE ATTACHED PROXY STATEMENT AND THEN PROMPTLY COMPLETE, EXECUTE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE. YOU CAN SPARE YOUR COMPANY THE EXPENSE OF FURTHER PROXY SOLICITATION BY RETURNING YOUR PROXY CARD PROMPTLY.

IF YOU PLAN TO ATTEND THE MEETING, PLEASE BRING THE ADMISSION TICKET ATTACHED TO THE ENCLOSED PROXY CARD. IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME AND YOU PLAN TO ATTEND THE MEETING, PLEASE BRING A COPY OF THE VOTING FORM SENT TO YOU BY YOUR BROKER OR OTHER EVIDENCE OF STOCK OWNERSHIP.

                                UNI-MARTS, INC.
                             477 EAST BEAVER AVENUE
                          STATE COLLEGE, PA 16801-5690

                                ---------------

                                PROXY STATEMENT
                                ---------------

     This Proxy Statement is furnished to the stockholders of Uni-Marts, Inc. ("Uni-Mart" or the "Company") in connection with the solicitation by the Board of Directors of the Company of proxies to be voted at the Annual Meeting of Stockholders on February 27, 2003 (the "Annual Meeting") and any adjournment thereof. This Proxy Statement and the accompanying proxy card are first being mailed to stockholders on or about January 28, 2003.

     The following questions and answers present important information pertaining to the Annual Meeting:

Q:   WHO IS ENTITLED TO VOTE?

A: Stockholders of record as of the close of business on January 2, 2003 may vote at the Annual Meeting.

Q:   HOW MANY SHARES CAN VOTE?

A: There were 7,137,768 shares issued and outstanding as of the close of business on January 2, 2003. Every stockholder may cast one vote for each share owned.

Q:   WHAT MAY I VOTE ON?

A:   You may vote on the following items:

     - the election of three Directors who have been nominated to serve on our Board of Directors;

     - ratification of the appointment by the Board of Directors of Deloitte & Touche LLP as our independent auditors for the fiscal year ending September 30, 2003; and

     - any other business that is properly presented at the Meeting.

Q: WILL ANY OTHER BUSINESS BE PRESENTED FOR ACTION BY STOCKHOLDERS AT THE ANNUAL MEETING?

A: Management knows of no business that will be presented at the Annual Meeting other than that which is set forth in this proxy statement. If any other matter properly comes before the Annual Meeting, the persons named in the accompanying proxy card intend to vote the proxies (which confer discretionary authority to vote on such matters) in accordance with their best judgment.

Q:   HOW DOES THE BOARD RECOMMEND THAT I VOTE ON EACH PROPOSAL?

A: The board recommends a vote FOR each board nominee and a vote FOR the ratification of our independent auditors.

Q:   HOW DO I VOTE MY SHARES?

A: The answer depends on whether you own your Uni-Mart shares directly (that is, you hold stock certificates that show your name as the registered stockholder) or if your shares are held in a brokerage account or by another nominee holder.

     If you own Uni-Mart shares directly: your proxy is being solicited directly by us, and you can vote by doing the following: (1) sign and date the enclosed proxy card, (2) mark the boxes indicating how you wish to vote, and (3) return the proxy card in the prepaid envelope provided. If you sign your proxy card but do not indicate how you wish to vote, the proxies will vote your shares FOR each of the nominees named on the proxy card, FOR each of the proposals submitted to the stockholders for approval and in their discretion on all other matters. You can also vote in person if you attend the Meeting.

     If you hold your Uni-Mart shares through a broker, bank or other nominee: you will receive a voting instruction form directly from the nominee describing how to vote your shares. If you receive a voting instruction card, you can vote by completing and returning the voting instruction card. You may also be able to vote by telephone or via the Internet. Please refer to the instructions provided with your voting instruction card for information about voting in these ways.

     If you hold your shares through a nominee and want to vote at the
Meeting: you must obtain a "legal proxy" from the nominee recordholder authorizing you to vote at the Meeting.

Q:   WHAT IF I WANT TO CHANGE MY VOTE OR REVOKE MY PROXY?

A: A registered stockholder may change his or her vote or revoke his or her proxy at any time before the Meeting by notifying our corporate secretary, Mary Ann Miller, in writing, that you revoke your proxy or by filing a duly executed proxy bearing a later date with Ms. Miller. You may then vote in person at the Meeting or submit a new proxy card. You may contact our Transfer Agent to get a new proxy card.

     If you hold your shares through a broker, bank or other nominee and wish to change your vote, you must follow the procedures required by your nominee.

Q:   WHAT IS A QUORUM?

A: The presence at the Meeting (in person or by proxy) of shares representing a majority of the total number of shares issued and outstanding and entitled to vote at the Annual Meeting constitutes a quorum. A quorum must be present at the Annual Meeting in order to convene the Meeting.

Q:   HOW WILL DIRECTORS BE ELECTED?

A: A plurality of the votes cast at the Annual Meeting is required for the election of Directors.

Q: WHAT VOTE IS REQUIRED TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2003?

A: To ratify the appointment, a majority of the shares of stock that are present in person or by proxy and entitled to vote at the Annual Meeting must be voted in favor of the ratification.

Q: HOW MANY SHARES DO THE DIRECTORS AND OFFICERS OF UNI-MART BENEFICIALLY OWN, AND HOW DO THEY PLAN TO VOTE THEIR SHARES?

A: Directors and executive officers, who, as of January 2, 2003, had beneficial ownership (or had the right to acquire beneficial ownership within sixty days following January 2, 2003) of approximately 32.3% of our outstanding common stock, are expected to vote, or direct the voting of their shares, in favor of the election of the nominees for Director and the ratification of the appointment of our independent auditors.

Q: DO THE DIRECTORS AND OFFICERS OF UNI-MART HAVE AN INTEREST IN THE MATTERS TO BE VOTED ON?

A: As three of the candidates in the election of Directors, such Directors have an interest in their election.

Q:   WHO WILL COUNT THE VOTES?

A: Mellon Investor Services LLC, Uni-Mart's transfer agent, will count the votes.

Q:   WHAT IS THE EFFECT IF I FAIL TO GIVE INSTRUCTIONS TO MY BROKER?

A: If your shares are held by a nominee recordholder and you sign but do not give instructions on the voting instruction card, your nominee recordholder may not have authority to vote your shares on all proposals. If a bank, broker or other nominee holding shares on behalf of a stockholder does not receive voting instructions from the stockholder by a specified date before the Annual Meeting and does not have discretionary authority to vote the shares on one or more proposals, the shares will not be voted for those proposals. This is called a broker non-vote. Generally, banks, brokers and other nominees have discretionary authority to vote shares on matters that are deemed routine. All of the proposals submitted to the stockholders at this Annual Meeting are considered routine matters. Therefore, brokers, banks and other nominees will have discretion to vote on all the proposals, without instructions from the stockholder.

Q:   WHAT IS THE EFFECT IF I ABSTAIN OR WITHHOLD MY VOTE?

A: Withheld votes will have no effect on the outcome of the election of directors. With respect to the appointment of Deloitte & Touche LLP as the independent auditor, an abstention will have the same effect as a "no" vote.

Q:   WHO CAN ATTEND THE ANNUAL MEETING?

A: All stockholders are invited to attend the Annual Meeting. If you plan to attend the Annual Meeting, please bring the admission ticket attached to your proxy card. If you are a stockholder whose shares are not registered in your own name and you plan to attend the Annual Meeting, please bring a copy of the voting form sent to you by your broker or other evidence of stock ownership.

Q:   ARE THERE ANY EXPENSES ASSOCIATED WITH COLLECTING THE STOCKHOLDER VOTES?

A: We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and other materials to our stockholders. We do not anticipate hiring an agency to solicit votes from stockholders at this time. Officers and other employees of Uni-Mart may solicit proxies in person or by telephone but will receive no special compensation for doing so.

     A copy of the Company's 2002 Annual Report, which includes financial statements for the fiscal year ended September 30, 2002, is enclosed but does not constitute a part of this Proxy Statement.

                                   PROPOSAL I

                             ELECTION OF DIRECTORS

     The Board of Directors is composed of three classes of Directors. Class II and Class III Directors are presently serving until the Annual Meetings of Stockholders in 2004 and 2005, respectively, and until their successors have been elected and qualified. The Directors comprising Class I will be elected at the Annual Meeting and will serve until the Annual Meeting of Stockholders in 2006 and until their successors have been elected and qualified. Each class of Directors is composed of three Directors.

     The persons named on the enclosed proxy card as proxies (the "Proxies") intend to vote, unless instructed otherwise, for election of the nominees named below. All nominees have consented to be named and to serve if elected. If for any reason any of the nominees becomes unable or is unwilling to serve, at the time of the Annual Meeting the Proxies will have discretionary authority to vote for a substitute nominee or nominees. It is not anticipated that any nominee will be unavailable for election. Directors will be elected by a plurality of the votes of the shares present at the Annual Meeting and entitled to vote on the election of Directors.

     The following sets forth information as to each nominee for election as a Director at the Annual Meeting, each Director continuing in office and the Company's executive officers, including their ages, present principal occupations, other business experience for at least the last five years and memberships on committees of the Board of Directors.

     Nominees for election as Class I Directors at the Annual Meeting with terms expiring in 2006:

NAME                                  AGE              POSITION
----                                  ---              --------
Henry D. Sahakian (5)                 66       Chairman of the Board and
                                                 Chief Executive Officer
Herbert C. Graves (1)(2)(5)           76       Director
Gerold C. Shea (5)                    63       Director

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" THE ABOVE NOMINEES.

     Class II Directors whose present terms continue until 2004:

NAME                                  AGE              POSITION
----                                  ---              --------
Stephen B. Krumholz (1)(3)(4)(5)      53       Director
Jack G. Najarian (1)(2)               47       Director
Anthony S. Regensburg                 74       Director

     Class III Directors whose present terms continue until 2005:

NAME                                  AGE              POSITION
----                                  ---              --------
M. Michael Arjmand (3)(4)             55       Director
Frank R. Orloski, Sr. (2)             70       Director
Daniel D. Sahakian                    70       Director

     Other Executive Officers:

NAME                               AGE                    POSITION
----                               ---                    --------
Ara M. Kervandjian                 36       Executive Vice President of Strategy
                                              and Corporate Development
N. Gregory Petrick                 47       Executive Vice President and Chief
                                              Financial Officer

---------------
(1) Member of the Ad Hoc Committee.
(2) Member of the Audit Committee.
(3) Member of the Compensation Committee.
(4) Member of the Stock Option Committee.
(5) Member of the Strategic Planning Committee.

BIOGRAPHICAL INFORMATION: DIRECTORS AND EXECUTIVE OFFICERS

     Henry D. Sahakian is the founder of the Company and has served as Chairman of the Board and Chief Executive Officer since the Company's inception. He also served as the Company's President until October 1994. He assumed the duties of President again in 1997. He is Daniel D. Sahakian's brother and Ara M. Kervandjian's father-in-law.

     M. Michael Arjmand is the founder and, until his retirement in 2001, the former Chief Executive Officer of Centre Analytical Laboratories, Inc., a contract research company located in State College, Pennsylvania, and served as Chairman of the Board of that firm from 1986 until 2001. Mr. Arjmand became a Director of the Company in April 1998.

     Herbert C. Graves has served since 1998 as Chairman Emeritus of Standard Steel Division of Freedom Forge Corp., a steel manufacturer located in Lewistown, Pennsylvania. From 1989 to 1998, he served as Chairman of the Board and Chief Executive Officer of that firm. Mr. Graves also served as that company's President from 1989 to 1994. Mr. Graves became a Director of the Company in June 1998.

     Ara M. Kervandjian joined the Company in October 2001 as Executive Vice President of Strategy and Corporate Development. From 2000 to 2001, he served as Senior Vice President of Conestoga Enterprises, Inc., a regional telecommunications firm based in Birdsboro, Pennsylvania. From 1995 to 2000, he was President and Chief Executive Officer of TeleBeam Incorporated, a telecommunications firm located in State College, Pennsylvania. He is Henry D. Sahakian's son-in-law.

     Stephen B. Krumholz has been employed since 1998 as Executive Vice President of Freebie, Inc., an electronic database marketing company based in Dallas, Texas. Mr. Krumholz was employed from 1972 to 1998 by 7-Eleven, Inc., headquartered in Dallas, Texas, and served as that company's Executive Vice President and Chief Operating Officer from 1993 to 1998. 7-Eleven operates or franchises 5,700 7-Eleven and other convenience stores in the United States and Canada and is affiliated with another 15,000 7-Eleven convenience stores in the United States, Japan and other countries. Prior to 1993, Mr. Krumholz served in other executive and management positions with 7-Eleven. Mr. Krumholz became a Director of the Company in June 1998.

     Jack G. Najarian has served since April 2001 as Chairman of the Board and Chief Executive Officer of Weatherly International PLC, a UK investment banking firm. Mr. Najarian served as Chairman of the Board and Chief Executive Officer of Weatherly Securities, Inc., a subsidiary of Weatherly International PLC, from April 2001 to October 2002 and served as that company's Managing Director of Investment Banking and Corporate

Finance from October 1999 to April 2001. Mr. Najarian was the Chairman and Co-Founder of Griffin Securities, Inc., a New York investment banking firm, from 1996 to 1999. Mr. Najarian became a Director of the Company in October 1999.

     Frank R. Orloski, Sr. is the founder and, until April 2000, served as President of Orloski Service Station, Inc., a chain of 43 convenience stores located in northeastern Pennsylvania. The Company acquired the assets of this business in April 2000. Mr. Orloski served as President of that firm since 1970. Mr. Orloski became a Director of the Company in October 2000.

     N. Gregory Petrick joined the Company in July 1978. He was named as Executive Vice President in October 2000 and served as the Company's Senior Vice President and Chief Financial Officer since September 1999. From 1988 to 1999, Mr. Petrick served as the Company's Vice President, Finance.

     Anthony S. Regensburg has been employed since 1989 as a consultant with AR Consulting Group, a consulting firm based in Camden, Maine, and specializing in convenience store distribution focusing on cigarette wholesaling and retailing. Mr. Regensburg was employed from 1978 to 1989 in various executive positions with Coremark, a tobacco wholesaler, and as an executive with other tobacco firms from 1954 to 1978. Mr. Regensburg became a Director of the Company in October 1999.

     Daniel D. Sahakian has served for the past 22 years as President and Chief Executive Officer of HFL Corporation, a commercial real estate company. Mr. Sahakian served as President of Unico Corporation from 1988 to June 2002 at which time the company merged with HFL Corporation. HFL Corporation is controlled by the families of him and Henry D. Sahakian. Mr. Sahakian became a Director of the Company in October 1981. He is Henry D. Sahakian's brother.

     Gerold C. Shea has served as President of Interconnect Enterprises, a petroleum industry consulting firm located in Downingtown, Pennsylvania, since 1995. From 1963 to 1995, he was employed by Sun Co., Inc. ("Sun"), a major petroleum refiner and retailer, and served as that company's Vice President, Sunoco and Atlantic Brand, from 1991 to 1995. In that position, he directed retail marketing at 5,000 service stations and convenience stores. Prior to that, Mr. Shea served in other executive and management positions with Sun. Mr. Shea became a Director of the Company in June 1998.

     For information with respect to the share ownership of the Company's Directors and Executive Officers, see "Principal Stockholders."

     The Board of Directors met seven times during the last fiscal year. In fiscal year 2002, the Board of Directors had an Ad Hoc Committee, an Audit Committee, a Compensation Committee, a Stock Option Committee, and a Strategic Planning Committee. The Ad Hoc Committee was formed in fiscal year 2002 to review operating and financial strategies for the enhancement of stockholder value. The Ad Hoc Committee met five times during the last fiscal year. The Audit Committee assists the Board in fulfilling its responsibility for the safeguarding of assets and oversight of the quality and integrity of the accounting, auditing and reporting practices of the Company. The Audit Committee met three times during the last fiscal year. The Compensation Committee periodically reviews, implements and administers the compensation policies and programs for, and the performance of, the Company's executive officers and establishes guidelines for the compensation of other personnel. The Compensation Committee met three times during the last fiscal year. The Stock Option Committee administers the Company's 1996 Equity Compensation Plan. The Stock Option Committee met two times during the last fiscal year. The Strategic Planning Committee meets periodically to review and make recommendations regarding the Company's strategic plan. The Strategic Planning Committee met one time during the last fiscal year. Each incumbent Director attended at least 75% of the total number of meetings of the

Board of Directors and meetings of Board Committees on which such Director served except Anthony S. Regensburg.

     COMPENSATION OF DIRECTORS. During the 2002 fiscal year, each Director who was not an employee of the Company received a retainer of $7,500, of which approximately $5,000 was paid in shares of Common Stock (1,960 shares per non-employee Director). Pursuant to the Company's 1996 Equity Compensation Plan, all non-employee Directors also receive annual nonqualified stock option grants for 2,000 shares of common stock plus 500 shares for each full year the Director has served as a member of the board, up to a maximum of 4,000 shares per grant, on the date of each annual meeting. In addition, newly appointed or elected non-employee Directors receive an initial stock option grant for 5,000 shares. Accordingly, during the 2002 fiscal year, each non-employee Director received grants of stock options to purchase 4,000 shares of the Company's Common Stock (3,500 for Messrs. Najarian and Regensburg and 3,000 for Mr. Orloski) at an exercise price of $2.55 for serving as a Director during fiscal year 2002. Each non-employee Director also received $1,000 for each board or committee meeting attended. Committee chairmen received $2,000 for each meeting they chaired.

                             EXECUTIVE COMPENSATION

     SUMMARY COMPENSATION TABLE. The following table sets forth the total annual compensation paid or accrued by the Company to or for its Chief Executive Officer and other executive officers who were employed by the Company during fiscal year 2002 (the "named executive officers") for the periods listed below:

                           SUMMARY COMPENSATION TABLE

                                                                         LONG-TERM COMPENSATION
                                                                       ---------------------------
                                                                          AWARDS
                                                                       -------------
                                                                        SECURITIES
                                            ANNUAL COMPENSATION         UNDERLYING                         ALL
                                       -----------------------------   OPTIONS/SARS                       OTHER
NAME AND PRINCIPAL POSITION            YEAR   SALARY ($)   BONUS ($)   (# OF SHARES)   PAYOUTS ($)      COMP. ($)
---------------------------            ----   ----------   ---------   -------------   -----------   ---------------
Henry D. Sahakian,                     2002    333,400           0         50,000           0        60,447(a)(b)(c)
Chairman of the Board and              2001    333,400       8,895         45,000           0        60,251(a)(b)(c)
Chief Executive Officer                2000    333,400           0         40,000           0        58,914(a)(b)(c)

Ara M. Kervandjian,                    2002    122,596           0        125,000           0                      0
Executive Vice President, Strategy
and Corporate Development (d)

N. Gregory Petrick,                    2002    130,000           0         25,000           0         9,896(a)(b)(c)
Executive Vice President and           2001    125,000       3,335         22,500           0        12,999(a)(b)(c)
Chief Financial Officer                2000    110,000       2,200         20,000           0            5,163(b)(c)

---------------

(a) Includes premiums paid by the Company on split-dollar insurance policies on the lives of Henry D. Sahakian and N. Gregory Petrick in the amounts of $55,705 and $6,200, respectively, for the fiscal year ended September 30, 2002, premiums on the lives of Henry D. Sahakian and N. Gregory Petrick in the amounts of $53,590 and $6,200, respectively, for the fiscal year ended September 30, 2001, and premiums on the life of Henry D. Sahakian in the amount of $53,790 for the fiscal year ended September 30, 2000.

(b) Includes Company contributions to the Company's Deferred Compensation Plan for Messrs. Sahakian and Petrick in the amounts of $1,250 and $1,250 and earnings of $620 and $620, respectively, for the fiscal year ended September 30, 2002, contributions in the amounts of $5,000 and $5,000, respectively, for the fiscal year ended September 30, 2001, and contributions in the amounts of $5,000 and $3,750, respectively, for the fiscal year ended September 30, 2000.

(c) Includes Company contributions to the Company's Retirement Savings and Incentive Plan (the "Savings Plan") for Messrs. Sahakian and Petrick in the amounts of $2,872 and $1,826, respectively, for the fiscal year ended September 30, 2002, contributions in the amounts of $1,661 and $1,799, respectively, for the fiscal year ended September 30, 2001 and contributions in the amounts of $124 and $1,413, respectively, for the fiscal year ended September 30, 2000.

(d) Mr. Kervandjian was named Executive Vice President, Strategy and Corporate Development on October 1, 2001.

     GRANTS OF STOCK OPTIONS. The following table sets forth incentive stock options granted to the Company's named executive officers during the fiscal year ended September 30, 2002:

                            OPTIONS/SAR GRANTS TABLE
                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                        POTENTIAL
                                               INDIVIDUAL GRANTS                     REALIZABLE VALUE
                              ---------------------------------------------------   AT ASSUMED ANNUAL
                                             % OF TOTAL                               RATES OF STOCK
                                            OPTIONS/SARS                            PRICE APPRECIATION
                               OPTIONS/      GRANTED TO    EXERCISE                  FOR OPTION TERMS
                                 SARS       EMPLOYEES IN     PRICE     EXPIRATION   ------------------
NAME                          GRANTED (#)   FISCAL YEAR    ($/SHARE)      DATE      5% ($)    10% ($)
----                          -----------   ------------   ---------   ----------   -------   --------
Henry D. Sahakian...........     50,000         10.8%        $1.54       9-17-07    14,760     40,640
Ara M. Kervandjian..........    100,000         21.6%        $2.10      10-08-11    25,522    177,107
                                 25,000          5.4%        $1.40       9-17-12    23,881     61,777
N. Gregory Petrick..........     25,000          5.4%        $1.40       9-17-12    23,881     61,777

     STOCK OPTION EXERCISES AND FISCAL YEAR-END STOCK OPTION VALUES. The following table sets forth information concerning stock options exercised during the 2002 fiscal year and the value of stock options held at the end of the fiscal year ended September 30, 2002 by each of the Company's named executive officers:

              AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                        NUMBER OF
                                                                       SECURITIES         VALUE OF
                                                                       UNDERLYING        UNEXERCISED
                                                                       UNEXERCISED      IN-THE-MONEY
                                                                     OPTIONS/SARS AT   OPTIONS/SARS AT
                                                                       FY-END (#)        FY-END ($)
                                              SHARES       VALUE     ---------------   ---------------
                                             ACQUIRED     REALIZED    EXERCISABLE/      EXERCISABLE/
NAME                                        ON EXERCISE     ($)       UNEXERCISABLE     UNEXERCISABLE
----                                        -----------   --------   ---------------   ---------------
Henry D. Sahakian.........................       0           0        79,667/93,333          1,375/0
Ara M. Kervandjian........................       0           0            0/125,000            0/750
N. Gregory Petrick........................       0           0        48,333/46,667          825/750

     All options held by the named individuals were fully exercisable at September 30, 2002 except options granted during fiscal year 2002, two-thirds of the options granted during fiscal year 2001, and one-third of the options granted during fiscal year 2000. The Company does not currently grant any long-term incentives, other than stock options, to its executives or other employees. Similarly, the Company does not sponsor any defined benefit or actuarial plans at this time.

     EMPLOYMENT AGREEMENTS. The Company has entered into a change-in-control agreement with each of Messrs. H. Sahakian, Kervandjian and Petrick, which provides for, among other things, the payment of an amount equal to 2.99 times the officer's base compensation if such officer's employment is terminated in connection with a change in control of the Company.

     TRANSACTION SUCCESS BONUS PLAN. In connection with the Company's evaluation of strategic alternatives, including the possible sale of a significant number of convenience stores or the sale of all or substantially all of the Company's outstanding common stock or assets, the Company adopted a "Transaction Success Bonus Plan" (the "Bonus Plan") to create certain financial incentives for each of Messrs. H. Sahakian, Kervandjian and Petrick. Pursuant to the Bonus Plan, if the proceeds from such a transaction meet certain financial thresholds, Messrs. Sahakian, Kervandjian and Petrick will share a "bonus pool" ranging from $500,000 to $1,000,000 (depending upon the amount of the proceeds and the nature of the transaction). The bonus pool will be allocated 50% to Mr. Sahakian and 25% each to Messrs. Kervandjian and Petrick.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee of the Company's Board of Directors during fiscal year 2002 were Messrs. Arjmand, Krumholz and Daniel D. Sahakian. Mr. Sahakian resigned from the Compensation Committee effective September 30, 2002.

     The Company leases one store location from Daniel D. Sahakian, which Mr. Sahakian purchased from HFL Corporation in fiscal year 1995. The lease has a remaining term of five years with two five-year and one four-year renewal options, with the rent increasing by 2% each year. Rent paid to Daniel D. Sahakian under this lease during fiscal year 2002 was $30,500.

     The Company leases its corporate headquarters, certain storage facilities, nine of its store locations, store equipment and one other location from HFL Corporation, which is beneficially controlled by the families of Henry D. Sahakian and Daniel D. Sahakian. The leases for the corporate headquarters were entered into in January 2001 for a term of 10 years and provide for an annual rent of $306,100 with 2% annual increases in years two through five. The lease for the storage facilities was entered into in 1999 for a term of five years, subject to a 4% annual increase, and provides for an aggregate rent of $96,800. The aggregate rent paid to HFL Corporation for the corporate headquarters, parking and storage facilities was $398,100 for fiscal year 2002. The nine leases of store locations and store equipment from HFL Corporation were entered into from October 1992 to January 2002, are for terms of three to twelve years with renewal options and provide for annual rents aggregating $859,400. The aggregate rent paid under these leases to HFL Corporation during fiscal year 2002 was $761,500.

     During fiscal year 2002, the Company received from HFL Corporation $11,200 as reimbursement for certain general and administrative expenses. The Company intends to continue to provide some administrative services for HFL Corporation and expects to be reimbursed therefor.

           REPORT OF THE COMPENSATION COMMITTEE AND THE STOCK OPTION
                      COMMITTEE OF THE BOARD OF DIRECTORS
                           ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors (the "Committee") is responsible for implementing and administering the Company's compensation policies and programs for its executive officers. A separate committee administers the Company's Stock Option Plan (the "Stock Option Committee"). The Committee and the Stock Option Committee (collectively, the "Committees") both are comprised entirely of non-employee directors. The Company's compensation policy, effectuated by the Committees, is to provide a comprehensive structure that will (i) motivate the officers to implement and achieve the Company's strategic and financial goals, (ii) retain and attract key executive personnel and (iii) align a significant portion of the compensation of management with the interest of the stockholders through stock options that are designed to provide additional compensation only when all stockholders benefit through share price appreciation. The Company and the Committees are strongly committed to maximizing shareholder value through consistent growth and profitability.

     The Company's overall compensation program for its executive officers is currently comprised of the following three elements:

     A. Base Salary;

     B. Bonus Plan(s); and

     C. Stock Option Plan.

BASE SALARY AND BENEFITS

     The Committee reviews the base salary and welfare and retirement benefits provided to each executive officer on an annual basis and evaluates this compensation against available data for other businesses, both in related areas and in general industry. During 2002, the Committee reviewed proxy information and other similar data to attempt to ensure that the Company continues to provide competitive levels of compensation. The Committee believes that the compensation provided to the officers is competitive with that generally offered by comparable convenience store operators and other similarly sized businesses taking into account the Company's financial circumstances.

BONUSES

     For the fiscal year ended September 30, 2002, no bonuses were awarded to the executive officers based upon the terms of the Annual Bonus Plan, as administered by the Committee. During this year, the Plan was designed to reward the executive officers only if actual Company earnings exceeded a specified level after the bonuses were taken into account, i.e., a bonus could be paid only to the extent that the bonus would "be paid for" after taking the amount of the bonus into account in determining the amount of profits that had to be achieved. Since the Company was not profitable, no bonuses were earned under the Plan by any executive officer. However, the Company and the Committee believe that an annual bonus plan is a beneficial compensation device for the Company. The Committee has always followed a philosophy that such a plan must relate executive compensation directly to Company performance so that any bonuses paid will provide a financial reward only for the achievement of substantial business results. A new bonus program for the 2002-2003 fiscal year is in the process of being devised by the Committee but any such program will require continued improvement in the Company's profitability in order for any payments to be made.

     During the last fiscal year, in connection with the consideration by the Board of Directors of the Company of strategic alternatives in order to enhance stockholder value, the Committee approved a Transaction Success Bonus Plan (the "Plan") for three executive officers of the Company, Messrs. Sahakian, Kervandjian and Petrick. The Plan creates a potential cash bonus pool to be allocated among the participants if the Company completes a successful transaction as defined in the Plan. The bonus pool will be allocated 50% to Mr. Sahakian and 25% each to Messrs. Kervandjian and Petrick.

STOCK OPTIONS

     The Committee and the Stock Option Committee believe that stock ownership by executive officers is important in order that a portion of each executive's compensation is directly aligned with the economic interest of the stockholders of the Company. The Stock Option Committee believes that stock option grants provide opportunities for capital accumulation, promote long-term retention and foster an executive officer's proprietary interest in the Company. Under the Stock Option Plan, options are issued at a price equal to the fair market value of a share on the date of grant and the options generally expire after ten years. Although the grant of stock options and the number of shares subject to option are discretionary with the Stock Option Committee, executives have annually received stock options in order to increase their potential for additional stock ownership. In addition, the Committee takes into account the number of shares subject to option and the potential long-term benefit to the executives in setting each executive's overall compensation targets. Because the Company and the Stock Option Committee believe that stock options are a valuable incentive, in recent years, stock options have been extended to many other individuals employed by the Company. In addition, in light of the Company's financial results in recent years, the Committee has granted more options and held base salaries down to further align the economic interests of and impact on the executives with those of the Company's stockholders.

CHIEF EXECUTIVE OFFICER COMPENSATION

     The salary, bonus and stock option awards of the Chief Executive Officer are determined by the Committee and the Stock Option Committee, in conformance with the policies described above. Mr. Sahakian was paid a base salary for the fiscal year ending September 30, 2002 of $333,400. As in fiscal years 2001 and 2002, Mr. Sahakian requested, and the Committee agreed to, no increase for fiscal 2003. Mr. Sahakian will continue to participate, and receive potential rewards under, the incentive based plans established for that purpose. In this way, the Committee is acting consistently with its philosophy of making much of an executive's total compensation dependent upon the Company's performance.

     The Company continues to monitor the applicability of Section 162(m) of the Internal Revenue Code of 1986, as amended, which restricts the Federal income tax deduction that may be claimed by a "public company" for compensation paid to the Chief Executive Officer and the four most highly compensated other officers to $1 million each except to the extent that any amount in excess of such limit is paid pursuant to a plan containing a performance standard or a stock option plan that meets certain requirements. The Company's current stock option plan meets the requirements of Section 162(m). In light of this, the Committee does not believe that Section 162(m) will have any adverse effect on the Company but continues to evaluate the Company's compensation program in light of that restriction.

COMPENSATION COMMITTEE                         STOCK OPTION COMMITTEE

Stephen B. Krumholz, Chairman                  Stephen B. Krumholz, Chairman
M. Michael Arjmand                             M. Michael Arjmand
Daniel D. Sahakian

                               PERFORMANCE GRAPH

     The graph set forth below compares the cumulative total stockholder return on the Company's Common Stock for the last five years with the cumulative total return on the Standard and Poor's 500 Index and a peer group index based on the common stock of the following three companies: 7-Eleven, Inc., Casey's General Stores, Inc., and Uni-Marts, Inc. The cumulative total stockholder return set forth in the graph assumes the investment of $100 in the Company's Common Stock and each index on September 30, 1997, and reinvestment of all dividends.

                                  [LINE GRAPH]

                                     9/30/97   9/30/98   9/30/99   9/30/00   9/30/01   9/30/02
                                     -------   -------   -------   -------   -------   -------
Uni-Marts, Inc.....................    100        58        23        37        43       27
S & P 500..........................    100       109       139       158       116       92
Peer Group.........................    100       106        88       101        82       75

                         REPORT OF THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS

     The Audit Committee consists of the following members of the Company's Board of Directors: Herbert C. Graves, Chairman, Jack G. Najarian and Frank R. Orloski, Sr. Each of the members of the Audit Committee is independent as defined in Section 121(A) of the American Stock Exchange listing standards. The Audit Committee operates pursuant to a written charter adopted by the Board of Directors.

     The Audit Committee has reviewed and discussed the Company's audited financial statements with management.

     The Audit Committee has discussed the matters required to be discussed by SAS 61 (Communication with Audit Committees) with Deloitte & Touche LLP, the Company's independent auditors.

     The Audit Committee has received written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 (which relates to the accountant's independence from the Company and its related entities) and has discussed with Deloitte & Touche LLP their independence from the Company and its related entities.

     Based on the review and discussions referenced above, the Audit Committee recommended to the Company's Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2002.

AUDIT COMMITTEE

Herbert C. Graves, Chairman
Jack G. Najarian
Frank R. Orloski, Sr.

                              CERTAIN TRANSACTIONS

     The Company made consulting fee and expense reimbursement payments of $79,300 in fiscal year 2002 to Interconnect Enterprises, a petroleum industry consulting firm owned by Gerold C. Shea.

     In fiscal year 2002, the Company leased an office location from Frank R. Orloski, Sr. for $30,000. The lease was entered into in May 2000 and has a term of five years.

     The Company made lease payments to a family limited partnership, a rental company and an individual for the lease of four store locations and store equipment in fiscal year 2002 in the amount of $35,400. Ara M. Kervandjian, an executive officer of the Company, is a general partner with nominal ownership in the limited partnership and a general partner and material owner in the rental company. One store location is owned by Hrach Kervandjian, father of Ara M. Kervandjian. The leases were entered into from April 2002 to September 2002 with terms of four to twelve years and provide for annual rents of $167,700 with renewal options and annual increases not to exceed 2% per year.

     Additional transactions with management and others are described under "Compensation Committee Interlocks and Insider Participation." In management's opinion, the Interconnect Enterprises and lease transactions and those described under "Compensation Committee Interlocks and Insider Participation" were or are, as the case may be, on terms which are at least as favorable as could have been obtained with or from a third party. All such transactions were approved by a majority of the independent directors of the Board.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth, as of January 2, 2003, information with respect to the beneficial ownership of the Company's Common Stock by (i) each person known to the Company to own 5% or more of the outstanding shares of Common Stock, (ii) each of the Company's Directors and named executive officers and (iii) all of the Directors and executive officers as a group. As of such date, there were 7,137,768 shares of Common Stock outstanding.

                                                                    COMMON STOCK
                                                              BENEFICIAL OWNERSHIP (1)
                                                              -------------------------
NAME AND ADDRESS OF BENEFICIAL OWNER (2)                       SHARES        PERCENTAGE
----------------------------------------                      ---------      ----------
Henry D. Sahakian...........................................  1,056,647(3)      14.6%
M. Michael Arjmand..........................................    100,785(4)       1.4
Herbert C. Graves...........................................     45,785(5)       0.6
Ara M. Kervandjian..........................................    109,309(6)       1.5
Stephen B. Krumholz.........................................     31,960(7)       0.4
Jack G. Najarian............................................     24,840(8)       0.3
Frank R. Orloski, Sr........................................     27,135(9)       0.4
N. Gregory Petrick..........................................     53,395(10)      0.7
Anthony S. Regensburg.......................................     24,840(11)      0.3
Daniel D. Sahakian..........................................  1,184,758(12)     16.5
Gerold C. Shea..............................................     33,285(13)      0.5
All Directors and Executive Officers as a Group (11
  persons)..................................................  2,413,839         32.3

                                                                    COMMON STOCK
                                                              BENEFICIAL OWNERSHIP (1)
                                                              -------------------------
NAME AND ADDRESS OF BENEFICIAL OWNER (2)                       SHARES        PERCENTAGE
----------------------------------------                      ---------      ----------
Linda Ordoukhanian, 1580 Massachusetts Avenue, #6D,
  Cambridge, MA 02138.......................................    838,468(14)     11.7
HP Limited Partnership, 80 Fairhaven Road, Cumberland, RI
  02864.....................................................    701,000          9.8
Dimensional Fund Advisors, Inc., 1299 Ocean Avenue, 11th
  Floor, Santa Monica, CA 90401.............................    477,100          6.7

---------------
 (1) Includes options to purchase Common Stock granted pursuant to the Company's Equity Compensation Plan and 1996 Equity Compensation Plan exercisable within 60 days.

 (2) Except as noted, addresses of all beneficial owners listed are in care of the Company at 477 East Beaver Avenue, State College, PA 16801.

 (3) Includes 35,500 shares owned by Henry D. Sahakian's wife, 70,623 shares held in the Savings Plan, 278,900 shares held by HFL Corporation, 5,000 shares held in his Individual Retirement Account, 5,000 shares held as custodian for his grandson and options to purchase 79,667 shares of Common Stock. Henry D. Sahakian is one of two trustees for a trust for the benefit of Daniel D. Sahakian's son. Henry D. Sahakian disclaims beneficial ownership of, and the beneficial ownership in the table above does not include, the stock held by this trust. The beneficial ownership in the table above also does not include 59,309 shares held by his daughter and son-in-law for which he disclaims beneficial ownership.

 (4) Includes options to purchase 20,000 shares of Common Stock.

 (5) Includes 15,000 shares held by the Graves Family Partnership and options to purchase 20,000 shares of Common Stock.

 (6) Includes 6,800 shares held in an SEP account and options to purchase 50,000 shares of Common Stock.

 (7) Includes options to purchase 20,000 shares of Common Stock.

 (8) Includes options to purchase 15,000 shares of Common Stock.

 (9) Includes options to purchase 11,500 shares of Common Stock.

(10) Includes 4,932 shares held in the Savings Plan and options to purchase 48,333 shares of Common Stock.

(11) Includes options to purchase 15,000 shares of Common Stock.

(12) Includes 322,325 shares held by Daniel D. Sahakian's wife, 278,900 shares held by HFL Corporation, 137,815 shares held as a trustee for two trusts, and options to purchase 31,000 shares of Common Stock.

(13) Includes options to purchase 20,000 shares of Common Stock.

(14) According to Amendment No. 1 to Schedule 13D filed on February 12, 2002, Armineh Ordoukhanian Petrossian, Elsa Ordoukhanian, Linda Ordoukhanian and Nancy Ordoukhanian reported having formed a "group" as that term is used in
     Section 13(d)(3) of the Exchange Act and that each of Armineh Ordoukhanian Petrossian, Elsa Ordoukhanian and Nancy Ordoukhanian had granted a proxy to vote the shares of the Company's common stock owned by them to Linda Ordoukhanian. Consequently, both the group and Linda Ordoukhanian may be deemed to be the beneficial owner of an aggregate of 838,468 shares of the Company's common stock owned by members of the group.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors and executive officers and persons who own more than ten percent of its Common Stock to file with the Securities and Exchange Commission and the American Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to it and, in the case of the Company's Directors and executive officers, written representations that no other reports were required during or with respect to the fiscal year ended September 30, 2002, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent stockholders were complied with, except Messrs. H. Sahakian, Kervandjian and Petrick inadvertently failed to timely file Forms 4 to report the receipt of stock options granted to each of them on September 18, 2002.

                                   PROPOSAL 2
              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The firm of Deloitte & Touche LLP, Philadelphia, Pennsylvania, has acted as the Company's independent auditors for the fiscal year ended September 30, 2002. The Company intends to utilize the services of Deloitte & Touche LLP for the fiscal year ending September 30, 2003. A member of that firm will be present at the Annual Meeting to respond to appropriate questions from stockholders. He may also make a statement. The Proxies intend to vote, unless instructed otherwise, for the ratification of the appointment of the firm of Deloitte & Touche LLP.

                       FEES PAID TO INDEPENDENT AUDITORS

Audit Fees..................................................  $191,500
Financial Information System Design and Implementation......  $      0
All Other Fees..............................................  $ 45,000

     The Audit Committee has considered whether the provision of non-audit services by the auditors is compatible with maintaining the independence of the Company's auditors.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF THE ABOVE-NAMED INDEPENDENT AUDITORS.

                             STOCKHOLDER PROPOSALS

     Stockholders intending to submit proposals to be included in the Company's next Proxy Statement must send their proposal to the Secretary of the Company at 477 East Beaver Avenue, State College, Pennsylvania, 16801-5690, not later than September 30, 2003. Such proposals must relate to matters appropriate for stockholder action and be consistent with regulations of the Securities and Exchange Commission.

     Stockholders intending to present proposals at the next annual meeting of the Company and not intending to have such proposals included in the Company's next Proxy Statement must send their proposal to the Secretary of the Company at 477 East Beaver Avenue, State College, Pennsylvania, 16801-5690, not later than December 15, 2003. If notification of a stockholder proposal is not received by such date, the Proxies may vote, in their discretion, any and all of the proxies received in this solicitation against such proposal.

                                 OTHER MATTERS

     The Board of Directors is not aware of any other matters to be presented for action, but, if any other matter properly comes before the Annual Meeting, it is intended that the persons voting the accompanying proxy will vote the shares represented thereby in accordance with their best judgment.

                                          By Order of the Board of Directors,

                                          /s/ Mary Ann Miller
                                          Mary Ann Miller
                                          Secretary

State College, Pennsylvania
January 28, 2003

                                                        Please mark
                                                    your vote as indicated
                                                       in this example      [  ]


1.   ELECTION OF CLASS I DIRECTORS

     01 Henry D. Sahakian                FOR ALL NOMINEES    WITHHOLD AUTHORITY
     02 Herbert C. Graves                 LISTED TO LEFT        TO VOTE FOR
     03 Gerold C. Shea                (except as marked to      ALL NOMINEES
                                       the contrary below)    LISTED TO THE LEFT

                                              [  ]                 [  ]


(Instruction: To withhold authority to vote for any nominee, write that nominee's name on the line below.)


-----------------------------------------------------------------------


2.  PROPOSAL TO RATIFY THE APPOINTMENT OF             FOR    AGAINST    ABSTAIN
    DELOITTE & TOUCHE LLP AS THE COMPANY'S            [  ]     [  ]       [  ]
    INDEPENDENT  AUDITORS  FOR  THE  FISCAL
    YEAR ENDING SEPTEMBER 30, 2003.


                                       Dated: ____________________________, 2003


                                        ________________________________________
                                                       Signature

                                        ________________________________________
                                                      Signature(s)



                                        Important: Please sign your name or
                                        names exactly as printed on this proxy.
                                        When signing as attorney, executor,
                                        administrator, trustee or guardian, give title as such.



                              FOLD AND DETACH HERE

                                UNI-MARTS, INC.
                                     PROXY

   This Proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Stockholders on February 27, 2003 and any adjournment thereof.

   This proxy when properly executed will be voted as specified on the reverse side hereof. If no specific direction is given, it will be voted "FOR" (1) the election of all nominees for directors and (2) the ratification of the appointment of the independent auditors.

   The undersigned, revoking any contrary proxy previously given, appoints Henry
D. Sahakian and N. Gregory Petrick, or any one or more of them acting in the absence of others, Proxies, each with full power of substitution, to vote all shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held on Thursday, February 27, 2003, at 10:00AM, and any adjournment thereof, as set forth on the reverse hereof. The undersigned confers discretionary authority by this proxy as to matters which may properly come before the meeting or any postponement or adjournment of the Annual Meeting of Stockholders and which are not known to the Board of Directors of Uni-Marts, Inc. a reasonable time before this solicitation of proxies.

           (CONTINUED AND TO BE DATED AND SIGNED ON THE REVERSE SIDE)




                              FOLD AND DETACH HERE




                             [UNI-MARTS, INC. logo]

                                ADMISSION TICKET
                      2003 ANNUAL MEETING OF STOCKHOLDERS
                          Thursday, February 27, 2003

                                    10:00 AM

                                 Comfort Suites
                   132 Village Drive, State College, PA 16803


           THIS TICKET, OR OTHER EVIDENCE OF STOCK OWNERSHIP, MUST BE
                        PRESENTED TO ENTER THE MEETING.


            ADMITS STOCKHOLDER(S) OR THEIR DULY APPOINTED PROXY(IES)